Exhibit 10.2

PROMISSORY NOTE

$983,194

Dated:  April 13, 2016

FOR VALUE RECEIVED, the undersigned, Thomas Leonard, an individual residing at 3183 Wildflower Summit, Encinitas, California 92024 (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Universal Hospital Services, Inc. a Delaware corporation (the “Lender”), on the Termination Date (as defined below) the principal amount of 983,194 Dollars (US$983,194) plus accrued but unpaid interest in lawful money of the United States of America (“U.S. Dollars” or “US$”) and in same day funds or by certified check.

ARTICLE I.

DEFINITIONS

SECTION 1.1.Certain Defined Terms.  As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AFR” means Applicable Federal Rate for term of Note on date Note is issued.  The AFR for this promissory note is the mid-term rate for April 2016 which is 1.45%.

“Award Agreement” means the restricted stock unit award agreement pursuant to which the Restricted Stock Units were granted to the Borrower by UHS Holdco, Inc. dated as of April 13, 2015.

“Borrower” has the meaning specified in the recital of parties to this Note.

“Business Day” means a day of the year on which banks are not required or authorized to close in the State of New York.

“Employment Agreement” means that certain employment agreement between Universal Hospital Services, Inc. and the Borrowed dated as of April 8, 2015.

 “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Lender” has the meaning specified in the recital of parties to this Note.

“Loan” has the meaning specified in Section 2.1 hereof.

“Loan Document” means any promissory note made by the Borrower to the order of the Lender.

“Note” means this Promissory Note dated as of the date hereof.

“Person” means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust an unincorporated organization and any other entity or organization, governmental or otherwise.

 “Shares” means the Shares of common stock of the UHS Holdco, Inc. granted in settlement of the RSUs.

“Stockholders’ Agreement” means that Stockholders’ Agreement dated May 31, 2007, by and among UHS Holdco, Inc. and certain of UHS Holdco Inc.’s stockholders, as amended or modified from time to time.

“Termination Date” means on the earliest to occur of (i) the seventh (7th) anniversary of the date of this Loan, (ii) any event with respect to Borrower, which, in any such case if the Loan were to remain outstanding on and after such date, would result in a violation of Section 402 of the Sarbanes – Oxley Act of 2002, (iii) an event described in Section 4.1 hereof or (iv) a Change in Control (as defined in the Award Agreement).

SECTION 1.2.Computation of Time Periods.  In this Note in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.3.Other Terms.  All other terms not defined in this Note shall have the meaning assigned to such terms in the Award Agreement or Employment Agreement.

ARTICLE II.

AMOUNT AND TERMS OF THE LOAN

SECTION 2.1.The Loan.  The Lender agrees, on the terms and conditions hereinafter set forth and on the terms and conditions set forth in this Note with respect to the subject matter hereof, all of which are incorporated herein by reference, to make a loan (the “Loan”) to the Borrower on the date hereof in the amount set forth above in U.S. Dollars and in same day funds.  Notwithstanding the foregoing, the Borrower hereby directs the Lender to pay to the Internal Revenue Service or other applicable taxing authority such portion of the Loan amount that is sufficient to satisfy the obligation of Lender or any of its affiliates to withhold any taxes in connection with the grant of Shares to the Borrower pursuant to the Award Agreement.  The Borrower acknowledges and agrees that, regardless of the foregoing direction, the Loan amount shall be deemed to have been received in full by the Borrower pursuant to the terms of this Note.

SECTION 2.2.Repayment.  Except as otherwise provided herein, the Borrower shall repay the aggregate unpaid principal amount of the Loan and all accrued, but unpaid interest thereon in a lump sum on the Termination Date.  The Borrower may prepay the aggregate unpaid principal amount of the Loan and all accrued, but unpaid interest thereon, or any portion thereof, at any time prior to the Termination Date without penalty. Any vested cash payments (including cash distributions) with respect to any shares of common stock of UHS Holdco, Inc. held by the Borrower, made by the Lender or UHS Holdco, Inc. to the Borrower on or prior to the Termination Date shall be used to prepay the Loan (including accrued interest) in the amount of such cash payment upon such payment being or becoming vested.

SECTION 2.3.Interest. The Borrower shall pay interest on the unpaid principal amount of this Note from the date of this Note until this Note shall be paid in full at a rate per annum, compounded annually, equal at all times to the AFR.  Interest shall accrue and be paid as provided in Section 2.2 above.

SECTION 2.4.Payments and Computations.  The Borrower shall make each payment hereunder not later than 3:00 P.M. (New York time) on the day when due in U.S. Dollars to the Lender at its address referred to in Section 5.2 in same day funds.  All computations of interest shall be made by the Lender on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

SECTION 2.5.Payment on Non-Business Days.  Whenever any payment under any Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

SECTION 2.6.Recourse.  The Lender’s recourse against the Borrower with respect to the Loan shall not be limited to a foreclosure on the Shares and the Lender shall have recourse against any of the Borrower’s real, personal, tangible or intangible assets for all of the aggregate principal and interest on the Loan.

SECTION 2.7.Security.  Borrower hereby grants to Lender a security interest in the Shares as collateral security for the prompt and complete payment and performance when due of Borrower’s obligations hereunder.

ARTICLE III.

COVENANTS OF THE BORROWER

SECTION 3.1.Affirmative Covenants.  So long as this Note shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

(a)Compliance with Laws, Etc.  Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Borrower or upon the property of the Borrower except to the extent contested in good faith.

(b)Reporting Requirements.  Furnish to the Lender:

(i)as soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto; and

(ii)such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

ARTICLE IV.

EVENTS OF DEFAULT

SECTION 4.1.Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)The Borrower shall fail to pay any principal of, or interest on, this Note or any other amount under any other Loan Document within 30 days after the same becomes due and payable;

(b)The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 3.1 or (ii) any other term, covenant or agreement contained in any Loan Document on the part of the Borrower to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Lender;

(c)The Borrower shall admit in writing his inability to pay his debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate the Borrower bankrupt or insolvent, or seeking liquidation, protection, relief, or composition of the Borrower or of his debts under any law relating to bankruptcy, insolvency or relief of debtors, or seeking the entry of an order for relief for the Borrower or for any substantial part of his property and, in the case of any such proceeding instituted against the Borrower (but not instituted by the Borrower), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against the Borrower or for any substantial part of his property) shall occur; then, the Lender may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE V.

MISCELLANEOUS

SECTION 5.1.Amendments, Etc.  No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.2.Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at his address as indicated in the recital of parties to this Note; and if to the Lender, at its principal executive offices; or, as to each party, at such other address and to such other individual as shall be designated by such party in a written notice to the other party.  All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

SECTION 5.3.No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided in this Note are cumulative and not exclusive of any remedies provided by law.

SECTION 5.4.Binding Effect.  This Note shall (a) be binding upon the Borrower and his personal representatives, estate, heirs, devisees, legatees and assigns, (b) inure to the benefit of the Borrower and his assigns and (c) be binding upon and inure to the benefit of the Lender and its respective successors and assigns, except that the Borrower shall not have the right to assign his rights hereunder or any interest herein without the prior written consent of the Lender.

SECTION 5.5.Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed and the Lender has caused this Note to be executed by its officer thereunto duly authorized, in each case, as of the date first above written.

/s/ Thomas Leonard
Thomas Leonard, as Borrower

CONSENTED TO AND ACKNOWLEDGED:

Universal Hospital Services, Inc.

as Lender

By:	/s/ James Pekarek
Name: James Pekarek
Title: CFO